UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):  January 12, 2006



                       AMLI RESIDENTIAL PROPERTIES TRUST
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Maryland
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


             1-12784                                36-3925916
     ------------------------          ------------------------------------
     (Commission file number)          (I.R.S. Employer Identification No.)


125 South Wacker Drive, Suite 3100,
         Chicago, Illinois                             60606
----------------------------------------            ----------
(Address of principal executive offices)            (Zip code)


                                (312) 443-1477
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [   ]     Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [ X ]     Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [   ]     Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [   ]     Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

      On October 23, 2005, AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), and AMLI Residential Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), entered into an Agreement and Plan of Merger pursuant to which Prime Property Fund, LLC, a Delaware limited liability company ("Acquiror"), will acquire the Trust and its subsidiaries through the mergers of the Trust and the Operating Partnership with merger subsidiaries of the Acquiror (the "Mergers").

      The Trust has recently learned that on November 9, 2005, a complaint was filed in the Circuit Court of Cook County, Illinois by John Church, as the plaintiff and as the representative of shareholders of the Trust as a class (the "Plaintiff"), against the Trust, each of the members of the board of trustees of the Trust (the "Trustees") and the Acquiror, as defendants (collectively, the "Defendants"), alleging that the Defendants breached their duty of care to the shareholders of the Trust by failing to consider an alternative transaction to the Mergers, by failing to consider selling the Trust to a party other than the Acquiror or by not continuing the Trust as an independent publicly traded entity. The Plaintiff has requested that the Defendants be required to indemnify the Plaintiff and all of the other shareholders of the Trust as a class for the future yield and corresponding risk profile foregone by the shareholders of the Trust as result of the cash payment to be received by the shareholders in the Mergers and that the Circuit Court of Cook County, Illinois issue such injunctive orders as are necessary to restrain and enjoin the Defendants from consummating the Mergers.

      The Trust believes that claims set forth in the complaint are without merit and the Trust intends to vigorously defend the lawsuit.


ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

      In connection with the proposed merger of the Trust with and into a wholly owned subsidiary of the Acquiror, the Trust has filed relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement which was filed with the SEC and mailed to shareholders on December 21, 2005. INVESTORS AND SECURITY HOLDERS OF THE TRUST ARE URGED TO READ THESE MATERIALS AND ANY ADDITIONAL MATERIALS THAT ARE FILED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRUST, THE ACQUIROR AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Trust with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Trust by contacting
Sue Bersh, AMLI V.P.-Corporate Communications at sbersh@amli.com or
(312) 984-2607 or accessing the Trust's website at www.amli.com. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Mergers.

      Proxies may be solicited on behalf of the Trust by members of its Board of Trustees and executive officers. Information about such persons can be found in the Trust's definitive proxy statement relating to its 2005 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2005 and may be obtained free of charge at the SEC's website at www.sec.gov or at the Trust's website at www.amli.com.

      This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.



Dated:      January 12, 2006       AMLI RESIDENTIAL PROPERTIES TRUST



                                   By:     /s/  Robert J. Chapman
                                           ------------------------------
                                   Name:   Robert J. Chapman
                                   Title:  Chief Financial Officer